For period ended 01/31/2003                                    Series 2, 14, 15
File No. 811-2429

Sub-Item 77O:  Transactions effected pursuant to Rule 10f-3
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MARSICO (AGGRESSIVE GROWTH)

NAME OF ISSUER:  Wynn Resorts Ltd.

DATE OF OFFERING:  October 25, 2002

DATE OF PURCHASE:  October 25, 2002

UNDERWRITER FROM WHOM PURCHASED: Bear, Stearns & Co. Inc, DMG Equities, Dresdner Kleinwort Wasserstein Securities LLC, J.P. Morgan Securities, Inc., Jefferies & Company, Inc., SG Cowen Securities Corporation, and Thomas Weisel Partners LLC.

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Banc of America Securities LLC

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $910,000

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $449,995,000

PURCHASE PRICE:  $13/share

COMMISSION, SPREAD OR PROFIT:  $.54/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.


EAGLE (SMALL CAP STOCK)

NAME OF ISSUER:  Commonwealth Telephone

DATE OF OFFERING:  December 13, 2002

DATE OF PURCHASE:  December 13, 2002

UNDERWRITER FROM WHOM PURCHASED:  Morgan Stanley & Co

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Raymond James

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $455,000

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $165,946,410

PURCHASE PRICE:  $35/share

COMMISSION, SPREAD OR PROFIT:  $.91/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.


NAME OF ISSUER:  Mantech International

DATE OF OFFERING:  December 17, 2002

DATE OF PURCHASE:  December 17, 2002

UNDERWRITER FROM WHOM PURCHASED:  Jefferies & Co.

"AFFILIATE"   UNDERWRITER   IN  THE   SYNDICATE:   Raymond  James  &  Associates
(co-manager)

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $792,00

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $110,700,000

PURCHASE PRICE:  $18/share

COMMISSION, SPREAD OR PROFIT:  $.54/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.


BATTERYMARCH (CAPITAL GROWTH FUND)

NAME OF ISSUER:  Telik, Inc.

DATE OF OFFERING:  September 12, 2002

DATE OF PURCHASE:  September 27, 2002

UNDERWRITER FROM WHOM PURCHASED:  UBS Warburg LLC

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Legg Mason Wood Walker Incorporated

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $124,200

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $74,750,000

PURCHASE PRICE:  $11.50/share

COMMISSION, SPREAD OR PROFIT:  $.69/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.